Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of FreeCast, Inc., a Florida corporation (the “Company”), does hereby certify, to the best of his knowledge, that:

(1)	The Quarterly Report on Form 10-Q for the quarter ending March 31, 2026 (the “Report”) of the Company complies in all material respects with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 15, 2026	By:	/s/ Jonathan Morris
Jonathan Morris
Chief Financial Officer
(Principal Financial Officer)